Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Continental Materials Corporation (the “Company”) on Form 10-Q for the period ended July 2, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James G. Gidwitz, the Chairman of the Board and Chief Executive Officer of the Company, and I, Joseph J. Sum, the Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350, of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to our knowledge:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented in the Report.

Date: August 16, 2011

By:	/s/ James G. Gidwitz
James G. Gidwitz
Chairman of the Board and
Chief Executive Officer

By:	/s/ Joseph J. Sum
Joseph J. Sum
Vice President and Chief Financial Officer